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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM  8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported):  June 18, 1998



                               APACHE CORPORATION
               (Exact name of registrant as specified in Charter)


        Delaware                     1-4300             41-0747868
(State or Other Jurisdiction       (Commission        (I.R.S. Employer
    of Incorporation)              File Number)      Identification Number)


                            2000 Post Oak Boulevard
                                   Suite 100
                           Houston, Texas  77056-4400
                    (Address of Principal Executive Offices)


      Registrant's telephone number, including area code:  (713) 296-6000

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ITEM 5.    OTHER EVENTS

         On June 18, 1998, Apache Corporation ("Apache") announced the formation of a strategic alliance with CINergy Corporation ("CINergy") to market Apache's natural gas production from North America, and Apache and Oryx Energy Company ("Oryx") sold Producers Energy Marketing LLC ("ProEnergy") to CINergy for $42.5 million (subject to adjustments), of which 57 percent relates to Apache's interest.

         ProEnergy will continue to market Apache's North American natural gas production for ten years, with an option to terminate after six years, under an amended and restated gas purchase agreement effective July 1, 1998.

         The amended and restated gas purchase agreement, dated effective July 1, 1998, and Apache's press release relating to this matter are listed under
Item 7 as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference.





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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(c)        EXHIBITS.


EXHIBIT NO.               DESCRIPTION
-----------               -----------

*10.1 Amended and Restated Gas Purchase Agreement, dated effective July 1, 1998, by and among Apache Corporation and MW Petroleum Corporation, as Seller, and Producers Energy Marketing, LLC, as Buyer.

*99.1 Press Release, dated June 18, 1998, "Apache Announces Marketing Alliance with CINergy".


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*filed herewith





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                        APACHE CORPORATION


Date:  June 23,1998                     /s/ Z. S. Kobiashvili
                                        ----------------------------------------
                                        Z. S. Kobiashvili
                                        Vice President and General Counsel





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                               INDEX TO EXHIBITS


EXHIBIT NO.          DESCRIPTION
-----------          -----------

  *10.1 Amended and Restated Gas Purchase Agreement, dated effective July 1, 1998, by and among Apache
                     Corporation and MW Petroleum Corporation, as Seller, and Producers Energy Marketing, LLC, as Buyer.

  *99.1 Press Release, dated June 18, 1998, "Apache Announces Marketing Alliance with CINergy".


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*filed herewith